UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 6, 2014
(Date of earliest event reported)
Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware (State or other jurisdiction of incorporation)	82-0291227

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

(208) 664-4859
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2014, Timberline Resources Corp. (the “Company”, “Acquiror” or “Timberline”) entered into an arrangement agreement (the “Arrangement Agreement”) with Wolfpack Gold Corp. (“Wolfpack” together with the Company are collectively referred to herein as, the “Parties”).

Under the terms of the Arrangement Agreement, Acquiror will acquire all of the  issued and outstanding common shares of Wolfpack Gold (Nevada) Corp. (“Wolfpack Nevada”), a wholly-owned subsidiary of Wolfpack by way of a share exchange in which the Company will exchange shares of the Company’s common stock for all of the issued and outstanding common stock of Wolfpack Nevada.  At the time of closing, Wolfpack Nevada will contain certain of the Nevada gold properties of Wolfpack and Cdn$5.3 million in cash. The transaction contemplated by the Arrangement Agreement is expected to close in July, 2014.

The transaction is structured as a Plan of Arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”) and the Arrangement.

The Arrangement Agreement is governed by the laws of the Province of British Columbia.

Shareholder and Court Approval:

The Arrangement has been unanimously approved by Wolfpack’s board of directors and is subject to approval by the Supreme Court of British Columbia (the “Court”). After Wolfpack obtains an interim order of the Court, the Company will hold an annual and special meeting of the Company’s stockholders (the “Meeting”) to approve the Arrangement. A proxy information circular on Schedule 14A (the “Information Circular”) describing details of the Arrangement and Meeting is expected to be filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities and mailed to shareholders in May, 2014. Following the Meeting, the Arrangement is subject to final approval of the Court.

Agreement Conditions:

The Arrangement is subject to the receipt of applicable regulatory approvals, including the approval of the NYSE MKT and the TSX Venture Exchange (“TSX-V”), key third party consents, Court approval, and satisfaction of other customary closing conditions.

Arrangement Agreement:

The Company made certain customary covenants, including, among others, to: prepare the Information Circular, convene the Meeting, obtain certain consents and approvals, comply with the Interim Order and Final Order (each as defined in the Arrangement Agreement),  and jointly with Wolfpack make certain regulatory filings. In addition, the Company has agreed to certain non- solicitation obligations and undertakings in connection with an Acquisition Proposal and a Superior Proposal (each as defined in the Arrangement Agreement).

Representations, Warranties and Covenants of Wolfpack

The Arrangement Agreement contains customary representations and warranties for transactions of this nature on the part of Wolfpack in respect of matters pertaining to, among other things: its incorporation and organization (and that of each of the material Wolfpack subsidiaries); its capitalization; its authority to enter into and to perform its obligations under the Arrangement Agreement; the entering into by it and the performance of its obligations under the Arrangement Agreement not violating its constating documents or applicable laws; the ownership of the material Wolfpack subsidiaries; its status as a “reporting issuer” in the applicable jurisdictions; its public record of disclosure documents; the absence of cease trade orders; its financial statements; its conduct of business in the ordinary course since December 31, 2013; its minute books; its financial books and records; its employees and employee benefits; its obligations with respect to debt instruments; its interests in real property; its insurance policies; its material agreements and the absence of any breach thereof; the absence of undisclosed litigation matters; certain tax matters; its compliance with applicable laws; the absence of restrictions on its business practices; the absence of any undisclosed material liabilities; the condition and sufficiency of its assets; certain environmental matters; its mineral rights; its mineral resources; its making of full disclosure to

Timberline; and the absence of any other negotiations.

The Arrangement Agreement, includes, among other things, negative and affirmative covenants of Wolfpack customary for transactions of this nature, relating to among other things: use of commercially reasonable efforts to apply for and obtain all consents, orders or approvals as necessary for the implementation of the Arrangement; notification to Timberline upon the occurrence of certain events; use of commercially reasonable efforts to cause the Supporting Shareholders to execute the Support Agreements; not incur expenses or liabilities not in the ordinary course of business, and other things necessary or desirable in order to consummate and make effective the transactions contemplated under the Arrangement Agreement.

Representations, Warranties and Covenants of Timberline

The Arrangement Agreement contains customary representations and warranties for transactions of this nature on the part of Timberline in respect of matters pertaining to, among other things; its incorporation and organization (and that of the Timberline’s material subsidiaries); its authority to enter into and to perform its obligations under the Arrangement Agreement; the entering into by it and the performance of its obligations under the Arrangement Agreement not violating its constating documents or applicable laws; the ownership of the Timberline’s material subsidiaries; its status as a “reporting issuer” in the applicable jurisdictions; its conduct of business in the ordinary course since December 31, 2013; its compliance with applicable laws; the absence of undisclosed litigation matters; the absence of any breach of its material agreements; its making of full disclosure to Wolfpack; and the absence of any other negotiations.

The Arrangement Agreement includes, among other things, negative and affirmative covenants of Timberline customary for transactions of this nature, relating to among other things: its efforts to obtain all required regulatory approvals; the reservation of a sufficient number of Timberline Shares necessary to complete the Arrangement; notification being made to Wolfpack upon the occurrence of certain events; compliance with applicable laws and the terms of the Interim Order and Final Order and other things necessary or desirable in order to consummate and make effective the transactions contemplated under the Arrangement Agreement.

Conditions to the Arrangement

The obligations of Wolfpack and Timberline to consummate the Arrangement are subject to the satisfaction of certain mutual conditions relating to, among other things:

(a)	approval of the Arrangement by shareholders of Wolfpack;

(b)	the receipt of the Interim Order and the Final Order;

(c)	approval of the Arrangement, the reverse stock split, the authorized capital increase and the Timberline name change by Timberline’s shareholders;

(d)
the absence of any order or decree or proceeding restraining or enjoining or that would, if successful, restrain or enjoin the consummation of the transactions contemplated by the Arrangement Agreement or that would otherwise be inconsistent with the regulatory approvals obtained;

(d)	the Arrangement Agreement not having been terminated in accordance with its terms;

(e)	Wolfpack having received any required approval of the TSX-V;

(f)	the authorization for listing of the Timberline Shares issuable under the terms of the Plan of Arrangement on the TSX-V and the NYSE-MKT;

(g)	Wolfpack having completed the pre-arrangement financing to Timberline of a US$1 million loan;

(h)	Wolfpack having completed the pre-arrangement reorganizations;

(i)	Timberline having received all necessary approvals from the TSX-V and NYSE-MKT in relation to the reverse stock split, the authorized capital increase and the Timberline name change;

(j)	the effective date having occurred on or before July 31, 2014;

(k)	the receipt of all other required material consents, waivers, permits, order and approvals; and

(l)
the issuance of the Timberline Shares and New Wolfpack Shares to be issued to the Wolfpack shareholders being exempt from the registration requirements of the U.S. Securities Act of 1933,as amended, and the registration and prospectus requirements of applicable Canadian securities legislation.

The obligations of Timberline to consummate the Arrangement are subject to the satisfaction of certain additional conditions relating to, among other things: the performance of all of Wolfpack’s covenants; the accuracy of each of Wolfpack’s representations and warranties; the absence of any Wolfpack Material Adverse Change (as defined in the Arrangement Agreement); Wolfpack US having cash on hand of not less than $4,222,500; and the provision by Wolfpack to Timberline, on or before the effective date, of written resignations from all directors and officers of Wolfpack US.

The obligations of Wolfpack to consummate the Arrangement are subject to the satisfaction of certain additional conditions relating to, among other things: the performance of all of Timberline’s covenants; the accuracy of each of Timberline’s representations and warranties; the absence of any Timberline Material Adverse Change (as defined in the Arrangement Agreement); Wolfpack having received a waiver from each of the Chief Executive Officer and Chief Financial Officer of Timberline in respect of their respective employment agreements entered into between Timberline and such individuals of any change of control payment or other similar payment pursuant to such employment agreements; and at the effective date, the Timberline Board will be comprised of five directors, of whom three will be nominated by Timberline and two will be nominated by Wolfpack.

Non-Solicitation Covenants and Rights to Accept a Superior Proposal

From the date of the Arrangement Agreement until the earlier of the effective time or the time at which the Arrangement Agreement is terminated in accordance with its terms, Wolfpack and Timberline have agreed to certain non-solicitation covenants which provide, among other things, that they (and its or any of the material Wolfpack subsidiaries’ or material Timberline subsidiaries’ officers, directors, employees, advisors, representatives, or agents) will not:

(a)
solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal (as defined in the Arrangement Agreement);

(b)	participate in any discussions or negotiations regarding any Acquisition Proposal;

(c)
withdraw, modify or qualify or propose publicly to withdraw, modify or qualify in a manner adverse to Timberline or Wolfpack the approval of the Wolfpack Board or the Timberline Board, in each case as applicable, or any committee thereof of the transactions contemplated under the Arrangement Agreement;

(d)	approve, recommend or remain neutral or propose publicly to approve, recommend or remain neutral with respect to any Acquisition Proposal; or

(e)	enter into any letter of intent, agreement in principle, agreement, arrangement or understanding related to any Acquisition Proposal (except as permitted under the Arrangement Agreement).

Notwithstanding the above, nothing will prevent the Wolfpack Board or the Timberline Board, before the meetings of their respective shareholders, as applicable, from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information in accordance with the terms of the Arrangement Agreement, regarding an unsolicited bona fide written Acquisition Proposal that did not otherwise result from a breach of the Arrangement Agreement and that the Wolfpack Board or the Timberline Board, in each case as applicable, determines in good faith, is reasonably likely to constitute or lead to a Superior Proposal (As defined in the Arrangement Agreement). Wolfpack and Timberline cannot consider, negotiate, accept or recommend an Acquisition Proposal after the date of the meeting of Wolfpack shareholders or the meeting of Timberline shareholders, as applicable.

Wolfpack or Timberline, as applicable must promptly notify the other party of any Acquisition Proposal and any enquiry that may reasonably be expected to lead to an Acquisition Proposal. Such notice must include a description of the material terms and conditions of any Acquisition Proposal, the identity of the person making such proposal or enquiry, a copy of any written form of Acquisition Proposal and any other documents representing the Acquisition Proposal. In addition, Wolfpack or Timberline, as applicable, must keep the other party fully informed with respect to the status of any Acquisition Proposal or enquiry, and provide to the other party copies of all correspondence and other written material sent or provided to or by such party in connection with any Acquisition Proposal. If Wolfpack or Timberline provides confidential non-public information to a third party who has made an unsolicited bona fide written Acquisition Proposal, it must obtain a confidentiality agreement from the third party that is substantially similar to the confidentiality agreement between the parties. Wolfpack or Timberline, in each case as applicable must also send a copy of any such confidentiality agreement to the other party and concurrently provide such party with a list or copies of the information provided to the third party and access to similar information if not already provided.

Provided Wolfpack or Timberline, in each case as applicable has complied with the foregoing, Wolfpack or Timberline may, before the Meeting, accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if the following conditions are met:

(a)	Wolfpack or Timberline has provided the other party with

i.	a copy of the Superior Proposal document and any other documents representing the Superior Proposal;

ii.
written notice advising such of the determination of its board that the Acquisition Proposal is a Superior Proposal and that the board has resolved, subject to compliance with the terms of the Arrangement Agreement and the termination of the Arrangement Agreement, to accept, approve, recommend or enter into an agreement in respect of the Superior Proposal, specifying the terms and conditions of the Superior Proposal and identifying the Person making the Superior Proposal; and

iii.
written notice from the board regarding the value or range of values in financial terms that the Wolfpack Board has, in consultation with its Financial Advisor, determined should be ascribed to any non-cash consideration offered under the Superior Proposal;

(b)	five Business Days have elapsed since the date the other party received the documentation set out in paragraph (a) above (the “Match Period”); and

(c)
Wolfpack or Timberline, in each case as applicable has previously or concurrently paid to Timberline or Wolfpack the Timberline Termination Payment or the Wolfpack Termination Payment, if any, payable under the Arrangement Agreement, and terminated the Arrangement Agreement in accordance with its terms.

Right to Match

During the Match Period (as defined in the Arrangement Agreement), Timberline and Wolfpack, in each case as applicable, have the right to offer to amend the terms of the Arrangement Agreement, and the other party must co-operate with respect thereto, including negotiating in good faith with the other party during the Match Period. The applicable board must review any offer by the other party to amend the terms of the Arrangement Agreement in order to determine, in good faith, whether an offer, upon acceptance by the other party, would result in an Acquisition Proposal ceasing to be a Superior Proposal. If the applicable board so determines, it must enter into an amended agreement with the other party reflecting the amended proposal. If the applicable board continues to believe, in good faith and after consultations with its Financial Advisor and outside legal counsel, that such Acquisition Proposal remains a Superior Proposal and therefore rejects the amended proposal, such party may terminate the Arrangement Agreement, provided that it concurrently pays to the other party the Wolfpack Termination Fee or the Timberline Termination Fee, as applicable, if any, payable under the terms of the

Arrangement Agreement and before or concurrently with such termination such party enters into a binding agreement, understanding or arrangement with respect to the

Acquisition Proposal.

The applicable Board will promptly reaffirm its recommendation of the Arrangement by press release (i) after any Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made, (ii) after the board determines that a proposed amendment to the provisions of the Arrangement Agreement would result in the Acquisition Proposal not being a Superior Proposal, or (iii) as soon as practicable after receipt of any reasonable request from the other party to do so. Such press release will state that the board has determined that such Acquisition Proposal is not a Superior Proposal.

Termination

The Arrangement Agreement may be terminated at any time before the Effective Time, whether before or after the holding of the Meeting:

(a)	by the mutual agreement of Wolfpack and Timberline;

(b)	by either Timberline or Wolfpack if:

i.
the transactions contemplated under the Arrangement are illegal or otherwise prohibited with respect to any law or are contrary to any injunction order, decree or ruling of a governmental entity that is final and non-appealable;

ii.	the Wolfpack shareholders fail to approve the Arrangement at their meeting in accordance with the Interim Order;

iii.	the Timberline shareholders fail to approve the Arrangement and related transactions at the their meeting; and

iii.
the effective time does not occur on or before July 31, 2014, provided that a party may not terminate the Arrangement Agreement if the failure of the effective time to so occur has been caused by, or is a result of, a breach by such party of any of its representations or warranties or the failure of such party to perform any of its covenants or agreements under the Agreement;

(c)	by Timberline if:

i.
Wolfpack fails to recommend or has withdrawn, qualified, modified or changed in a manner adverse to Timberline its approval or recommendation of the Arrangement or fails to publicly reaffirm its unanimous recommendation of the Arrangement within three calendar days after having been requested to do so by Timberline, has recommended or approved an Acquisition Proposal or has otherwise breached the non-solicitation covenants under the Arrangement Agreement;

ii.	a breach of any representation or warranty or failure to perform any covenant of Wolfpack contained in the Arrangement Agreement;

iii.
it has been notified in writing by Wolfpack of a Proposed Agreement and either: (A) Timberline does not deliver an amended Arrangement proposal within five Business Days of delivery; or (B) Timberline delivers an amended Arrangement proposal but the Wolfpack Board determines, acting in good faith that the Acquisition Proposal provided in the Wolfpack Proposed Agreement constitutes a Superior Proposal; or

iv.	it wishes to enter into a binding written agreement with respect to a Superior Proposal and has paid to Wolfpack a termination fee of US$500,000.

(d)	by Wolfpack if:

i.	Timberline fails to recommend or has withdrawn, qualified, modified or changed in a manner adverse to Wolfpack its approval or recommendation of the Arrangement or fails to publicly reaffirm its unanimous recommendation of the Arrangement within three calendar days after having been requested to do so by Wolfpack, has recommended or approved an Acquisition Proposal or has otherwise breached the non-solicitation covenants under the Arrangement Agreement;

ii.	a breach of any representation or warranty or failure to perform any covenant of Timberline contained in the Arrangement Agreement;

iii.
it has been notified in writing by Timberline of a Proposed Agreement and either: (A) Wolfpack does not deliver an amended Arrangement proposal within five Business Days of delivery; or (B) Wolfpack delivers an amended Arrangement proposal but the Wolfpack Board determines, acting in good faith that the Acquisition Proposal provided in the Wolfpack Proposed Agreement constitutes a Superior Proposal; or

iv.	it wishes to enter into a binding written agreement with respect to a Superior Proposal and has paid to Timberline a termination fee of US$500,000.

Each of the Parties is entitled to a termination fee of US$500,000 under certain circumstances.  The Company is entitled to a termination fee in certain circumstances, including: (a) the termination of the Arrangement Agreement by Timberline in connection with a Wolfpack Change in Recommendation (as defined in the Arrangement Agreement); (b) the termination of the Arrangement Agreement by the Wolfpack in the event Wolfpack wishes to enter into a binding written agreement with respect to a Superior Proposal; or (c) the termination of the Arrangement Agreement by either Party in connection with the failure to obtain the required Wolfpack or Timberline stockholder approval or failure to close by the Effective Time.  Wolfpack is entitled to a termination fee in certain circumstances, including: (a) the termination of the Arrangement Agreement by Wolfpack in connection with a Timberline Change in Recommendation (as defined in the Arrangement Agreement); (b) the termination of the Arrangement Agreement by the Timberline in the event Timberline wishes to enter into a binding written agreement with respect to a Superior Proposal; or (c) the termination of the Arrangement Agreement by either Party in connection with the failure to obtain the required Wolfpack or Timberline stockholder approval or failure to close by the Effective Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: May 12, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director